Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3

----------------------------------------------------------------------------------------------------
                                                                              Affiliated/Principal
                                           Date of      Broker / Dealer       Underwriter of
Fund Name                Issuer            Purchase     From Whom Purchased   Syndicate
----------------------------------------------------------------------------------------------------
ING VP High Yield Bond   RH Donnelley      9/19/2007    JP Morgan             ING Financial
Portfolio                Corp.                                                Markets LLC
----------------------------------------------------------------------------------------------------
ING VP High Yield Bond   RH Donnelley      10/2/2007    J.P. Morgan           ING Financial
Portfolio                Corp.                                                Markets LLC
----------------------------------------------------------------------------------------------------